UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000 51030	59-343-4771
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 18, 2008, OccuLogix, Inc. (the “Company”) issued a press release announcing that it intends to restate its unaudited consolidated financial statements for the quarter ended March 31, 2008, its audited consolidated financial statements for the financial years ended December 31, 2007 and December 31, 2006 and its unaudited consolidated financial statements for each of the first three quarters of the financial year ended December 31, 2007.

The restatements are being made in order to correct the manner in which the Company has been consolidating OcuSense, Inc. (“OcuSense”) since November 30, 2006, the date on which the Company acquired its majority ownership interest in OcuSense which consists of voting preferred stock.  Since the date of the acquisition, the Company has consolidated OcuSense on the basis of a voting control model.  The Company believes that OcuSense constitutes a “variable interest entity” as defined under FIN 46(R) “Consolidation of Variable Interest Entities”, under which consolidation is based on “variable interests” rather than on voting interests.  The Company believes that it would have been required to consolidate OcuSense under the variable interest model as the Company would absorb the majority of the expected losses of OcuSense.  While the Company anticipates that it will continue to consolidate OcuSense, the initial measurement of the related assets, liabilities and non-controlling interest under FIN 46(R) differs from what had been previously reported by the Company using a voting control model.  The Company is in the process of determining the impact of these differences, which will be reflected in the restated financial statements.

On a preliminary basis, the Company estimates that the restatements will affect the previously reported intangible assets, deferred tax, non-controlling interest, equity balances and reported net loss.  The restatements will not impact the Company’s cash position for any of the affected periods.  The Company estimates that the impact on reported net loss for fiscal 2007 and 2006 will not exceed 5% and 5%, respectively, of the previously reported net loss.

The Company concluded on June 18, 2008 that, due to the anticipated restatements, the previously issued financial statements for the affected periods should not be relied upon.  The Audit Committee of the Company’s board of directors has discussed the matters disclosed in this Periodic Report on Form 8-K with the Company’s independent auditors, Ernst & Young LLP.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of OccuLogix, Inc. dated June 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: June 20, 2008
	By:	/s/William G. Dumencu
William G. Dumencu
Chief Financial Officer and Treasurer